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                                MASTER AGREEMENT
                                       FOR
                             ADMINISTRATION SERVICES

     AGREEMENT made as of APRIL 7, 2000 by and between the FLAG INVESTORS FUNDS, INC. as may be amended from time to time, having its principal office and place of business at One South Street, Baltimore, Maryland 21202 (the "Investment Company"), on behalf of the portfolios (individually referred to herein as a "Fund" and collectively as "Funds") of the Investment Company, and INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation, having its principal office and place of business at One South Street, Baltimore, Maryland 21202, on behalf of itself and its subsidiaries (the "Company").

     WHEREAS, the Investment Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of capital stock or beneficial interest ("Shares");

     WHEREAS, the Fund is a Spoke(R) in a Hub(R) and Spoke(R) investment structure which requires that the Fund recognize and operate in accordance with complex operational and regulatory requirements;

         WHEREAS, the Investment Company desires that the Company assist the Fund in addressing these novel, complex issues and hereby desires to appoint the Company as its agent to perform all of the requisite services for the administration of the Fund and to compensate the Company for such services in addition to those out-of-pocket and third party expenses incurred by the Company. Such services shall include: developmental support , administrative, and transfer agency, (all herein defined) ; provided however, that such services shall not include advisory, shareholder, custody or distribution services; and the Company desires to accept such appointment.

     WHEREAS, from time to time the Investment Company may desire and may instruct the Company to subcontract for the performance of certain of its duties and responsibilities hereunder to another agent (the "Agent").

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:


SECTION ONE: DEVELOPMENTAL SUPPORT SERVICES

ARTICLE 1. APPOINTMENT

     The Investment Company hereby appoints the Company to provide, or cause to be provided, to the Fund(s) those developmental support services that are necessary to establish and operate the Fund within a Hub and Spoke(R) investment structure. The Company accepts such appointment and agrees to provide, or cause to be provided those services set forth in Article 2 of this Agreement in return for the compensation set forth in Article 12 of this Agreement.


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ARTICLE 2.  THE COMPANY'S DUTIES

     Subject to the supervision and control of the Investment Company's Board of Directors ("Board"), and in furtherance of the Investment Company's desire to have the Company assist the Fund in adapting to the complexities of the Hub and Spoke(R) investment structure, the Company undertakes and agrees to provide, or cause to be provided, to the Fund(s) developmental, organizational, administrative, and compliance and allied services that are unique to the Hub and Spoke(R) investment structure, such services to be provided within the scope of applicable Federal and State regulations.

     The foregoing, along with any additional services that the Company shall from time to time agree to provide for the Investment Company under this Section One shall hereinafter be referred to as "Developmental Support Services."



SECTION TWO:  ADMINISTRATIVE SERVICES.

ARTICLE  3.  APPOINTMENT.

     The Investment Company hereby appoints the Company as Administrator for the period and on the terms and conditions set forth in this Agreement. The Company accepts such appointment and agrees to furnish the services set forth in Article 4 of this Agreement in return for the compensation set forth in Article 12 of this Agreement.

ARTICLE  4.  THE COMPANY'S DUTIES.

     As Administrator, and subject to the supervision and control of the Board, the Company will provide facilities, equipment, and personnel to carry out the following administrative services for operation of the business and affairs of the Investment Company and the Funds and/or their classes:

     A. following the organization of the Investment Company, prepare, file, and maintain the Investment Company's governing documents and any amendments thereto, including the Articles of Incorporation (which have already been prepared and filed), the By-laws and minutes of meetings of the Board and Shareholders;

     B. following the Investment Company's effectiveness with the Securities and Exchange Commission, prepare the registration statements for the Investment Company and the Investment Company's Shares and all amendments thereto, submit the registration statements to the Hub Fund for approval, and file the registration statements with the Securities and Exchange Commission and the appropriate state securities authorities;

     C. prepare and file reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents all as may be necessary to enable the Investment Company to make a continuous offering of its Shares;

     D. plan and prepare for meetings of the Investment Company's Board, including maintaining the Board's agenda, preparing materials for the Board's review and consideration and distributing such materials to the Board in advance of Board meetings;


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     E.   attend in person, and record the minutes of meetings of, the
          Investment Company's Board;

     F. plan and prepare for meetings of the Investment Company's shareholders and record the minutes of such meetings;

     G. maintain the Investment Company's calendar of reporting and filing obligations;

     H. prepare expense projections for the Funds and provide such projections to the Fund's portfolio accountant; monitor expenses incurred by the Funds; forward invoices to the Investment Company's Treasurer for payment authorization;

     I. monitor the declaration and payment of dividends and other distributions;

     J.   monitor and supervise the collection of tax reclaims;

     K. coordinate the layout and printing of publicly disseminated prospectuses and reports;

     L.   perform internal audit examinations;

     M.   obtain EIN and CUSIP number for each Fund;

     N. consult with the Fund and its Board on matters concerning the Fund and its affairs; and

     O. coordinate the activities of all service providers to the Investment Company. By way of example, the Company will, in conjunction with item
          (G) above, communicate to the other service providers to the Investment Company lists of information and materials needed for filing obligations, as well as deadlines for the receipt of such materials. The Company does not take responsibility for the failure of other service providers to provide such materials to the Investment Company in a timely fashion or for the performance of functions for which other service providers are responsible.

     The foregoing, along with any additional services that the Company shall agree in writing to perform for the Fund under this Section Two, shall hereafter be referred to as "Administrative Services."

ARTICLE   5.  RECORDS.

     The Company shall create and maintain all necessary books and records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, as the same may be amended from time to time, pertaining to the Administrative Services performed by it and not otherwise created and maintained by another party pursuant to contract with the Investment Company. Where applicable, such records shall be maintained by the Company for the periods and in the places required by Rule 31a-2 under the 1940 Act. The books and records pertaining to the Investment Company which are in the possession of the Company shall be the property of the Investment Company. The Investment Company, or the Investment Company's authorized representatives, shall have access to such books and records at all times during the Company `s normal business hours. Upon the reasonable request of the Investment Company, copies of any such books and records shall be provided promptly by the Company to the Investment Company or the Investment Company's authorized representatives.


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ARTICLE   6. DUTIES OF THE FUND.

     The Fund assumes full responsibility for the preparation, contents and distribution of its own offering document and for complying with all applicable requirements of the 1940 Act, the Internal Revenue Code, and any other laws, rules and regulations of government authorities having jurisdiction.

ARTICLE    7.  RESPONSIBILITY OF ADMINISTRATOR.

     A. The Company shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, director, trustee, partner, employee or agent of the Company, who may be or become an officer, director, trustee, partner, employee or agent of the Investment Company, shall be deemed, when rendering services to the Investment Company or acting on any business of the Investment Company (other than services or business in connection with the duties of the Company hereunder) to be rendering such services to or acting solely for the Investment Company and not as an officer, director, trustee, partner, employee or agent or one under the control or direction of the Company even though paid by the Company.

     B. The Company shall be kept indemnified by the Investment Company and be without liability for any action taken or thing done by it in performing the Administrative Services in accordance with the above standards. In order that the indemnification provisions contained in this Article 7 shall apply, however, it is understood that if in any case the Investment Company may be asked to indemnify or save the Company harmless, the Investment Company shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Company will use all reasonable care to identify and notify the Investment Company promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Investment Company. The Investment Company shall have the option to defend the Company against any claim which may be the subject of this indemnification. In the event that the Investment Company so elects, it will so notify the Company and thereupon the Investment Company shall take over complete defense of the claim, and the Company shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article. The Company shall in no case confess any claim or make any compromise in any case in which the Investment Company will be asked to indemnify the Company except with the Investment Company's written consent.


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SECTION THREE:  TRANSFER AGENCY SERVICES.

ARTICLE   8. TERMS OF APPOINTMENT.
     The Investment Company hereby appoints the Company to act as transfer agent and dividend disbursing agent for each Fund's Shares, and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of any Fund ("Shareholder(s)"), including without limitation any periodic investment plan or periodic withdrawal program.

ARTICLE   9. DUTIES OF THE COMPANY.
     The Company shall perform the following services in accordance with Proper Instructions (as defined in Article 13) as may be provided from time to time by the Investment Company as to any Fund:

     A.    Purchases

          (1) The Company shall receive orders and payment for the purchase of shares and promptly deliver payment and appropriate documentation therefor to the custodian of the relevant Fund (the "Custodian"). The Company shall notify the Fund, the Administrator for the Fund and the Custodian on a daily basis of the total amount of orders and payments so delivered.

          (2) Pursuant to purchase orders and in accordance with the Fund's current Prospectus, the Company shall compute and issue the appropriate number of Shares of each Fund and/or Class and hold such Shares in the appropriate Shareholder accounts.

          (3) For certificated Funds and/or Classes, if a Shareholder or its agent requests a certificate, the Company, as Transfer Agent, shall countersign and mail by first class mail, a certificate to the Shareholder at its address as set forth on the transfer books of the Funds, and/or Classes, subject to any Proper Instructions regarding the delivery of certificates.

          (4) In the event that any check or other order for the purchase of Shares of the Fund and/or Class is returned unpaid for any reason, the Company shall debit the Share account of the Shareholder by the number of Shares that had been credited to its account upon receipt of the check or other order, promptly mail a debit advice to the Shareholder, and notify the Fund and/or Class of its action. In the event that the amount paid for such Shares exceeds proceeds of the redemption of such Shares plus the amount of any dividends paid with respect to such Shares, the Fund and/the Class or its distributor will reimburse the Company on the amount of such excess.

     B.    Distribution

          (1) Upon notification by the Funds of the declaration of any distribution to Shareholders, the Company shall act as Dividend Disbursing Agent for the Funds in accordance with the provisions of its governing document and the then-current Prospectus of the Fund. The Company shall prepare and mail or credit income, capital gain, or any other payments to Shareholders. As the Dividend Disbursing Agent, the Company shall, on or before the payment date of any such distribution, notify the Custodian and the Fund's Administrator of


Flag Investors Funds, Inc.           Page 5

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               the estimated amount required to pay any portion of said
               distribution which is payable in cash and request the Custodian to make available sufficient funds for the cash amount to be paid out. The Company shall reconcile the amounts so requested and the amounts actually received with the Custodian and the Fund's Administrator on a daily basis. If a Shareholder is entitled to receive additional Shares by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account, for certificated Funds and/or Classes, delivered where requested; and

          (2) The Company shall maintain records of account for each Fund and Class and advise the Investment Company, each Fund and Class and its Shareholders as to the foregoing.

     C.    Redemptions and Transfers

          (1) The Company shall receive redemption requests and redemption directions and, if such redemption requests comply with the procedures as may be described in the Fund Prospectus or set forth in Proper Instructions, deliver the appropriate instructions therefor to the Custodian. The Company shall notify the Fund and the Fund's Administrator on a daily basis of the total amount of redemption requests processed and monies paid to the Company by the Custodian for redemptions.

          (2) At the appropriate time upon receiving redemption proceeds from the Custodian with respect to any redemption, the Company shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming Shareholders, pursuant to procedures described in the then-current Prospectus of the Fund.

          (3) If any certificate returned for redemption or other request for redemption does not comply with the procedures for redemption approved by the Fund, the Company shall promptly notify the Shareholder of such fact, together with the reason therefor, and shall effect such redemption at the price applicable to the date and time of receipt of documents complying with said procedures.

          (4) The Company shall effect transfers of Shares by the registered owners thereof.

          (5) The Company shall identify and process abandoned accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Fund.

     D.    Recordkeeping

          (1) The Company shall record the issuance of Shares of each Fund, and/or Class, and maintain pursuant to applicable rules of the Securities and Exchange Commission ("SEC") a record of the total number of Shares of the Fund and/or Class which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Company shall also provide the Fund on a regular basis or upon reasonable request with the total number of Shares which are authorized and issued and outstanding, but shall have no obligation when recording the issuance of Shares, except as otherwise set forth herein, to monitor the issuance of such Shares or to take cognizance of any laws relating


Flag Investors Funds, Inc.           Page 6


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               to the issue or sale of such Shares, which functions shall be the sole responsibility of the Funds.

          (2) The Company shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed hereunder in the form and manner as agreed to by the Investment Company or the Fund to include a record for each Shareholder's account of the following:

                    (a) name, address and tax identification number (and whether such number has been certified);

                    (b)  number of Shares held;

                    (c) historical information regarding the account, including dividends paid and date and price for all transactions;

                    (d) any stop or restraining order placed against the account;

                    (e) information with respect to withholding in the case of a foreign account or an account for which withholding is required by the Internal Revenue Code;

                    (f) any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;

                    (g) certificate numbers and denominations for any Shareholder holding certificates; and

                    (h) any information required in order for the Company to perform the calculations contemplated or required by this Agreement.

          (3) The Company shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Company, and such records may be inspected by the Investment Company and the Fund at reasonable times. The Company may, at its option at any time, and shall forthwith upon the Fund's demand, turn over to the Fund and cease to retain in the Company's files, records and documents created and maintained by the Company pursuant to this Agreement, which are no longer needed by the Company in performance of its services or for its protection. If not so turned over to the Investment Company or the Fund, such records and documents will be retained by the Company for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Investment Company or the Fund or destroyed in accordance with Proper Instructions.

     E.    Confirmations/Reports

          (1) The Company shall furnish to the Investment Company or the Fund periodically the following information:

                    (a)  a copy of the transaction register;


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                    (b)  dividend and reinvestment blotters;

                    (c) the total number of Shares issued and outstanding in each state for "blue sky" purposes as determined according to Proper Instructions delivered from time to time by the Fund to the Company;

                    (d)  Shareholder lists and statistical information;

                    (e) payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction- or sales-related payments; and

                    (f) such other information as may be agreed upon from time to time.

          (2) The Company shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Shareholders, such notices for reporting dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

          (3) In addition to and not in lieu of the services set forth above, the Company shall:

               (a) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, mailing Shareholder reports and Prospectuses to current Shareholders, withholding taxes on accounts subject to back-up or other withholding (including non-resident alien accounts), preparing and filing reports on U.S. Treasury Department Form 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other conformable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information; and

               (b) provide a system which will enable the Investment Company to monitor the total number of Shares of each Fund and/or Class sold in each state ("blue sky reporting"). The Investment Company shall by Proper Instructions (i) identify to the Company those transactions and assets to be treated as exempt from the blue sky reporting for each state and (ii) verify the classification of transactions for each state on the system prior to activation and thereafter monitor the daily activity for each state. The responsibility of the Company for each Fund's and/or Class's state blue sky registration status is limited solely to the recording of the initial classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the Investment Company as provided above.


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F.   Other Duties

     (1) The Company shall answer correspondence from Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to the Company.

     (2) The Company shall prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Fund in connection with Shareholder Meetings of each Fund; receive, examine and tabulate returned proxies, and certify the vote of the Shareholders.

     (3) The Company shall establish and maintain facilities and procedures for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

     (4) Mail information, such as prospectuses or reports, to prospective shareholders or third party financial intermediaries.

     All of the foregoing as described in this Article 9, along with any additional services that the Company shall agree in writing to perform for the Investment Company under this Section Three, shall hereafter be referred to as "Transfer Agency Services."

ARTICLE 10. DUTIES OF THE INVESTMENT COMPANY.

     A.   Compliance

          The Investment Company or Fund assume full responsibility for the preparation, contents and distribution of its own and/or its Classes' Prospectuses and for complying with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction.

     B.   Share Certificates

          If the Investment Company has authorized the issuance of share certificates, the Investment Company shall supply the Company with a sufficient supply of blank Share certificates and from time to time shall renew such supply upon request of the Company. Such blank Share certificates shall be properly signed, manually or by facsimile, if authorized by the Investment Company and shall bear the seal of the Investment Company or facsimile thereof; and notwithstanding the death, resignation or removal of any officer of the Investment Company authorized to sign certificates, the Company may continue to countersign certificates which bear the manual or facsimile signature of such officer until otherwise directed by the Investment Company

     C.   Distributions

          The Fund shall promptly inform the Company of the declaration of any dividend or distribution on account of any Fund's shares.

ARTICLE   11.     REPRESENTATIONS.
     The Company represents and warrants that it has obtained all required approvals from all government or regulatory authorities necessary to enter into this arrangement and to provide the services contemplated in Section Three of this Agreement.


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SECTION FOUR: GENERAL PROVISIONS.

ARTICLE   12.  COMPENSATION AND EXPENSES.
     A. The Funds will compensate the Company for the Developmental Support Services, Administrative Services, and Transfer Agency Services in accordance with the fees agreed upon between the parties hereto on the applicable schedule. Such fees do not include out-of-pocket and other third party disbursements of the Company for which the Funds shall reimburse the Company separately. Examples of out-of-pocket expenses are included as exhibits to this Agreement. The Company shall be responsible for expenses incurred in providing office space, equipment, and personnel as may be necessary or convenient to provide the Administrative Services to the Fund, including the compensation of the Company employees who serve as officers of the Investment Company. The Investment Company shall be responsible for all other reasonable and documented expenses incurred by the Company on behalf of the Investment Company, including without limitation postage and courier expenses, printing expenses, travel expenses, registration fees, filing fees, fees of outside counsel and independent auditors or other professional services, organizational expenses, insurance premiums, fees payable to persons who are not the Company employees, trade association dues, and other expenses properly payable by the Funds and/or Classes.

     B. The fee for the period from the effective date of this Agreement with respect to a Fund or a Class to the end of the initial month shall be prorated according to the proportion that such period bears to the full month period. Upon any termination of this Agreement before the end of any month, the fee for such period shall be prorated according to the proportion which such period bears to the full month period.

     C. The Company, in its sole discretion, may from time to time subcontract to, employ or associate with itself such person or persons as the Company may believe to be particularly suited to assist it in performing any of the services under this Agreement. Such person or persons may be affiliates of the Company, third-party service providers, or they may be officers and employees who are employed by both the Company and the Investment Company; provided, however, that the Company shall be as fully responsible to each Fund for the acts and omissions of any such subcontractor as it is for its own acts and omissions. Except as herein provided, the compensation of such person or persons shall be paid by the Company and no obligation shall be incurred on behalf of the Investment Company, the Funds, or the Classes in such respect.

ARTICLE   13.  PROPER INSTRUCTIONS.
     As used throughout this Agreement, a "Proper Instruction" means a writing signed or initialed by one or more person or persons as the Board shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Company reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Investment Company, or the Fund, and the Company promptly cause such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electro-mechanical or


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electronic devices provided that the Investment Company, or the Fund, and the
Company are satisfied that such procedures afford adequate safeguards for the Fund's assets. Proper Instructions may only be amended in writing.

ARTICLE   14. ASSIGNMENT.
     Except as provided below, neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by either party without the written consent of the other party.

     A. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     B. With regard to Transfer Agency Services, the Company may without further consent on the part of the Investment Company subcontract for the performance of Transfer Agency Services with its subsidiary, Federated Shareholder Service Company, a Delaware business trust, which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended, or any succeeding statute ("Section 17A(c)(1)").

          The Company shall be as fully responsible to the Investment Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

     C. With regard to Administrative Services the Company may without further consent on the part of the Investment Company subcontract for the performance of such services with Federated Administrative Services, a wholly-owned subsidiary of the Company. The Company shall be as fully responsible to the Investment Company for the acts and omissions of any subcontractor as it is for its own acts and omissions.

     D. The Company shall upon instruction from the Investment Company subcontract for the performance of services under this Agreement with an Agent selected by the Investment Company, other than as described in B. and C. above; provided, however, that the Company shall in no way be responsible to the Investment Company for the acts and omissions of the Agent.

ARTICLE   15. DOCUMENTS.
     A. In connection with the appointment of the Company under this Agreement, the Investment Company shall file with the Company the following documents:

          (1) a copy of the Charter and By-Laws of the Investment Company and all amendments thereto;

          (2)  a copy of the resolution of its Board authorizing this Agreement;

          (3) specimens of all forms of outstanding Share certificates of the Investment Company or the Funds in the forms approved by the Board of the Investment Company with a certificate of the Secretary of the Investment Company as to such approval;

          (4) all account application forms and other documents relating to Shareholders' accounts; and

          (5)  a copy of the current Prospectus for each Fund.

     B. The Investment Company will also furnish from time to time the following documents:


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          (1)  each resolution of the Board authorizing the original issuance of each Fund's, and/or Class's Shares;

          (2) each Registration Statement filed with the SEC and amendments thereof and orders relating thereto in effect with respect to the sale of Shares of any Fund, and/or Class;

          (3) a certified copy of each amendment to the governing document and the By-Laws of the Investment Company;

          (4) certified copies of each vote of the Board authorizing persons to give Proper Instructions;

          (5) specimens of all new Share certificates representing Shares of any Fund, accompanied by Board resolutions approving such forms;

          (6) such other certificates, documents or opinions which the Company may, in its discretion, deem necessary or appropriate in the proper performance of its duties; and

          (7)  revisions to the Prospectus of each Fund.

ARTICLE   16. REPRESENTATIONS AND WARRANTIES.
     A.   Representations and Warranties of the Company

          The Company represents and warrants to the Investment Company that:

          (1) it is a corporation duly organized and existing and in good standing under the laws of the State of Maryland;

          (2) It is duly qualified to carry on its business in each jurisdiction where the nature of its business requires such qualification, and in the State of Maryland;

          (3) it is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

          (4) all requisite corporate proceedings, including obtaining necessary licenses, have been taken to authorize it to enter into and perform its obligations under this Agreement;

          (5) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

          (6) it is in compliance with federal securities law requirements and in good standing as a transfer agent.

     B.   Representations and Warranties of the Investment Company

          The Investment Company represents and warrants to the Company that:

          (1) it is an investment company duly organized and existing and in good standing under the laws of its state of organization;

          (2) it is empowered under applicable laws and by its Charter and By-Laws to enter into and perform its obligations under this Agreement;


Flag Investors Funds, Inc.           Page 12

          (3) all corporate proceedings required by said Charter and By-Laws have been taken to authorize it to enter into and perform its obligations under this Agreement;

          (4) the Investment Company is an open-end investment company registered under the 1940 Act; and

          (5) a registration statement under the 1933 Act will be effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

ARTICLE   17. STANDARD OF CARE AND INDEMNIFICATION.
          A.   Standard of Care

          With regard to Sections One and Three, the Company shall be held to a standard of reasonable care in carrying out the provisions of this Contract. The Company shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Investment Company) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence.

     B.   Indemnification by Investment Company

          The Company shall not be responsible for and the Investment Company or Fund shall indemnify and hold the Company, including its officers, directors, shareholders and their agents employees and affiliates, harmless against any and all losses, damages, costs, counsel fees, and liabilities (collectively, "Losses") arising out of or attributable to:

          (1) the acts or omissions of any Custodian, Adviser, Sub-adviser or other party contracted by or approved by the Investment Company or Fund;

          (2) the good faith reliance on or use by the Company or its agents or subcontractors of information, records and documents in proper form which

               (a) are received by the Company or its agents or subcontractors and furnished to it by or on behalf of the Fund, its Shareholders or investors regarding the purchase, redemption or transfer of Shares and Shareholder account information;

               (b) are received by the Company from independent pricing services or sources for use in valuing the assets of the Funds;

               (c) are received by the Company or its agents or subcontractors from Advisers, Sub-advisers or other third parties contracted by or approved by the Investment Company of Fund for use in the performance of services under this Agreement; or

               (d) have been prepared and/or maintained by the Fund or its affiliates or any other person or firm on behalf of the Investment Company;


Flag Investors Funds, Inc.           Page 13

          (3) the reliance on, or the carrying out by the Company or its agents or subcontractors of Proper Instructions of the Investment Company or the Fund; or

          (4) the offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

          Provided, however, that the Company shall not be protected by this
          Article 17.B from liability for any losses resulting from the Company's willful misfeasance, bad faith, negligence or reckless disregard of its duties or failure to meet the standard of care set forth in 17.A above.

     C.   Reliance

          At any time the Company may apply to any officer of the Investment Company or Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Company under this Agreement, and the Company and its agents or subcontractors shall not be liable and shall be indemnified by the Investment Company or the appropriate Fund for any action reasonably taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulations. The Company, its agents and subcontractors shall be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Investment Company or the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

     D.   Notification

          In order that the indemnification provisions contained in this Article 19 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the right to assume the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

ARTICLE    18. TERM AND TERMINATION OF AGREEMENT.
     The initial term of this Agreement shall commence on the date hereof, and extend for a period of three years following the date of the commencement of the public offering of the Fund's shares. Following the initial term of this Agreement, the Agreement will be terminable on not less than 90 days' notice by either the Company or the Investment Company, subject to the payment of all deferred expenses and unamortized expenses. In the event, however, of willful misfeasance, bad faith, negligence or reckless disregard of its duties by the Company, the Investment Company has the right to terminate the Agreement upon 30 days written notice, if Company has not cured such willful misfeasance, bad faith, negligence or reckless


Flag Investors Funds, Inc.           Page 14
disregard of its duties within that same 30 days. The termination date for all original or after-added Investment companies which are, or become, a party to this Agreement shall be coterminous. Investment Companies that merge or dissolve during the Term, shall cease to be a party on the effective date of such merger or dissolution.

     Should the Investment Company exercise its right to terminate, all reasonable out-of-pocket expenses associated with the movement of records and materials will be borne by the Investment Company or the appropriate Fund. Additionally, the Company reserves the right to charge for any other reasonable expenses associated with such termination unless such termination is caused by the Company's willful misfeasance, bad faith, negligence or reckless disregard of its duties. The provisions of Articles 7 and 17 shall survive the termination of this Agreement.

ARTICLE    19. AMENDMENT.
     No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by a written agreement executed by both parties.

ARTICLE    20. INTERPRETIVE AND ADDITIONAL PROVISIONS.
     In connection with the operation of this Agreement, the Company and the Investment Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, PROVIDED that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the organizational documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

ARTICLE    21. GOVERNING LAW.
     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

ARTICLE    22. NOTICES.
     Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Investment Company One South Street, Baltimore, Maryland 21202, with a copy to Deutsche Fund Management, Inc. at One South Street, Baltimore, Maryland 21202, Attn: President; or to the Company at One South Street, Baltimore, Maryland 21202, or to such other address as the Investment Company or the Company may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

ARTICLE    23. COUNTERPARTS.
     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

ARTICLE   24. MERGER OF AGREEMENT.
     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

ARTICLE    25. SUCCESSOR AGENT.
     If a successor agent for the Investment Company shall be appointed by the Investment Company, the Company shall upon termination of this Agreement deliver to such successor


Flag Investors Funds, Inc.           Page 15
agent at the office of the Company all properties of the Investment Company held by it hereunder. If no such successor agent shall be appointed, the Company shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

     With regard to Sections Two and Three, in the event that no written order designating a successor agent or Proper Instructions shall have been delivered to the Company on or before the date when such termination shall become effective, then the Company shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $2,000,000, all properties held by the Company under this Agreement. Thereafter, such bank or trust company shall be the successor of the Company under this Agreement.

ARTICLE   26. FORCE MAJEURE.
     The Company shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Fund as a result of work stoppage, natural disaster, governmental action, loss or malfunction of utilities or other impossibility of performance.

ARTICLE   27. ASSIGNMENT; SUCCESSORS.
     This Agreement shall not be assigned by either party without the prior written consent of the other party. Such consent may not be unreasonably withheld. However, either party may assign all of or a substantial portion of its business to a successor, or to a party controlling, controlled by, or under common control with such party. Nothing in this Article 27 shall prevent the Company from delegating its responsibilities to another entity to the extent provided herein.

ARTICLE   28. SEVERABILITY.
     In the event any provision of this Agreement or any interpretive additional provisions described in Article 20 are held illegal, void or unenforceable, the balance shall remain in effect.

ARTICLE   29.  PROPERTY OF THE INVESTMENT COMPANY AND CONFIDENTIALITY.
     The Investment Company's records, including all those maintained hereunder by the Company, whether in magnetic media, hard copy, film form or other format, shall be the Investment Company's property for all purposes, and the Company shall treat confidentially and as proprietary information of the Investment Company all such records and other information relative to the Investment Company and its shareholders which is not independently available to the Company or in the public domain and, in the case of a shareholder list, shall have not interest therein and shall use such records only in connection with the performance of its duties hereunder and for no other purpose. In particular, the Company agrees:

         (a) that all information and data so acquired by it or its employees, agents or contractors under this Agreement, or in contemplation thereof, shall be and shall remain the Investment Company's exclusive property;
         (b) to inform its employees, agents or contractors engaged in handling such information and data of the confidential nature of such information and data;
         (c) to limit access to such information and data to authorized employees, agents or contractors of the Company and the Investment Company who have a need to know and use such information and data in connection with this Agreement and the services to be supplied herein;
         (d) to keep, and have their employees, agents and contractors keep, any and all such information and data confidential;


Flag Investors Funds, Inc.           Page 16

         (e) not to copy or publish or disclose such information and data to others or authorize their employees, agents, contractors or anyone else, to copy or publish or disclose such information and data to others without the other party's written approval except if required by a State or Federal court or agency and in such an event prompt written notice of such disclose requirement shall be provided to the other party if permitted by law; and
         (f) that upon termination of this Agreement, all records and other confidential information of the Investment Company in the possession of the Company shall be returned to the Investment Company or its designated successor transfer agent, administrator, or distributor, as provided in Article 27.
         The confidentiality provisions noted above will survive termination of this Agreement for a period of 5 years.

ARTICLE 30.  RELIEF.
     The Company recognizes that the property and proprietary information of the Investment Company is unique, and that the Investment Company cannot be fully compensated by money damages and would be irreparably harmed by the disclosure of its confidential information and data in violation of the provisions of
Article 29. The Company therefore agrees that the Investment Company may seek immediate relief at equity for any failure to company with Article 29 of this Agreement, in addition to any other remedies the Investment Company may have in law or in equity.

ARTICLE 31.  SERVICE LEVEL STANDARDS.
     Subject to the non-occurrence of an event of force majeure and the performance of the Investment Company's obligations described in this Agreement, the Company agrees that the services will be provided in accordance with the service level standards specified in Schedule A. The Company's fees will be adjusted based upon performance-based reductions as described in Schedule A, aggregated up to a maximum of 10% of all fees billed for the period indicated. The Company shall provide in reasonable detail to the Investment Company's fund accountant and to Deutsche Fund Management, Inc., the calculation of the performance-based fee reductions and all amounts reduced thereunder. It will be the Company's sole responsibility to compile the statistical information necessary to monitor the performance standards enumerated in Schedule A.


Flag Investors Funds, Inc.           Page 17

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.



                                      FLAG INVESTORS FUNDS, INC.

                                      By:     /s/ Amy M. Olmert
                                         -------------------------------------
                                      Name:          Amy M. Olmert
                                      Title:         Assistant Secretary

                                      INVESTMENT COMPANY CAPITAL CORP.

                                      By:     /s/ Richard T. Hale
                                         -------------------------------------
                                      Name:          Richard T. Hale
                                      Title:         President



Flag Investors Funds, Inc.           page 18

                  ADMINISTRATIVE OR OPERATIONAL AGENCY SERVICES
                         OUT-OF-POCKET EXPENSES SCHEDULE

- Cost of preparing, printing and mailing stock certificates, prospectuses, sales literature, proxies, reports and notices.
-    Interest on borrowed money
-    Taxes and fees payable to Federal, state and other governmental agencies
-    Fees of Trustees of the Funds
-    Outside auditing and legal expenses
- Travel expenses incurred by employees of Investment Company Capital Corp. and its affiliates in connection with such employees' attendance at Fund Board meetings or in performance of Internal Audit Department functions
-    Insurance premiums
-    Trade association dues
-    Other expenses which may be properly payable by a Fund, as applicable



Flag Investors Funds, Inc.           Page 19

                            TRANSFER AGENCY SERVICES
                                  FEE SCHEDULE

BASE FEE* Annual fee per fund, class or other subdivision.   $18,000 (Class A Shares)
---------                                                    $18,000 (Class B Shares)
                                                             $16,000 (Class C Shares)
                                                             $18,000 (Offshore Spokes)

ACCOUNT FEE* Annual account charge( includes system access
and funds control and reconcilement)
-    Daily dividend fund                                                 $16.00
     Non-daily dividend fund                                             $10.00
-    Contingent deferred sales charge( monthly and quarterly
     funds only)                                                         $ 5.00

FULL SERVICE* Annual fee per domestic fund, class or other subdivision.  $2,000
-----------
This fee includes the first 400 accounts. Additional accounts are $5.00 per account. (Full service includes servicing broker/dealers, financial planners, registered investment advisors, third party intermediaries).

*All fees are annualized and will be prorated on a monthly basis for billing purposes. Out of pocket expenses are not covered by these fees.

                                         FLAG INVESTORS FUNDS, INC.

                                         By:     /s/ Amy M. Olmert
                                         -------------------------------------
                                         Name:       Amy M. Olmert
                                         Title:      Assistant Secretary

                                         INVESTMENT COMPANY CAPITAL CORP.

                                         By:    /s/  Richard T. Hale
                                         -------------------------------------
                                         Name:       Richard T. Hale
                                         Title:      President


Flag Investors Funds, Inc.           Page 20

                            TRANSFER AGENCY SERVICES
                         OUT-OF-POCKET EXPENSES SCHEDULE


OUT-OF-POCKET EXPENSES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:

-        POSTAGE (INCLUDING OVERNIGHT COURIER SERVICE)
-        STATEMENT STOCK
-        ENVELOPES
-        TELEPHONES
-        TELECOMMUNICATION CHARGES (INCLUDING FAX AND DEDICATED LINE CHARGES)
-        VRU APPLICATION
-        CLOSED ACCOUNT CHARGES
-        12B-1 PROCESSING FEES
-        THIRD PARTY EXPENSES (I.E., NSCC FEES)
-        FIDUCIARY SUBACCOUNTING FEE
-        TRAVEL (SUBJECT TO PRIOR APPROVAL BY THE FUND)
-        DUPLICATING
-        FORMS
-        SUPPLIES
-        MICROFICHE
-        COMPUTER ACCESS CHARGES
-        CUSTOMIZED PROGRAMMING AND REPORTING
-        DISASTER RECOVERY
-        OTHER AS INCURRED



Flag Investors Funds, Inc.           Page 21

                              SERVICES AS AGENT FOR
                               RECORD SHAREHOLDERS


BASE FEE* Annual fee per fund, class or other subdivision.             $18,000
---------


ACCOUNT FEE* Annual account charge( includes system access and funds control and reconcilement)

-        Daily dividend fund                                            $16.00
-        Non-daily dividend fund                                        $10.00
-        Contingent deferred sales charge( monthly and quarterly
         funds only)                                                    $ 5.00


FULL SERVICE* Annual fee per fund, class or other subdivision.          $2,000
------------
This fee includes the first 400 accounts. Additional accounts are $5.00 per account. (Full service includes servicing broker/dealers, financial planners, registered investment advisors, third party intermediaries).




*All fees are annualized and will be prorated on a monthly basis for billing purposes. Out of pocket expenses are not covered by these fees.


OFFSHORE SPOKES


Flag Investors Funds, Inc.           Page 22

                              SERVICES AS AGENT FOR
                               RECORD SHAREHOLDERS
                         OUT-OF-POCKET EXPENSES SCHEDULE

OUT-OF-POCKET EXPENSES INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING:

-        POSTAGE (INCLUDING OVERNIGHT COURIER SERVICE)
-        STATEMENT STOCK
-        ENVELOPES
-        TELEPHONES
-        TELECOMMUNICATION CHARGES (INCLUDING FAX AND DEDICATED LINE CHARGES)
-        VRU APPLICATION
-        CLOSED ACCOUNT CHARGES
-        12B-1 PROCESSING FEES
-        THIRD PARTY EXPENSES (I.E., NSCC FEES)
-        FIDUCIARY SUBACCOUNTING FEE
-        TRAVEL (SUBJECT TO PRIOR APPROVAL BY THE FUND)
-        DUPLICATING
-        FORMS
-        SUPPLIES
-        MICROFICHE
-        COMPUTER ACCESS CHARGES
-        CUSTOMIZED PROGRAMMING AND REPORTING
-        DISASTER RECOVERY
-        OTHER AS INCURRED


OFFSHORE SPOKES



Flag Investors Funds, Inc.           Page 23

                  ADMINISTRATIVE OR OPERATIONAL AGENCY SERVICES
                                  FEE SCHEDULE


HUB PORTFOLIOS                  3.5 basis points per Hub
                                (minimum fee of $60,000 per Hub)

DOMESTIC SPOKES

First $200 million              6.5 basis points per Spoke
                                (minimum fee of $75,000 per Spoke)

Assets over $200 million        5.25 basis points per Spoke
                                (minimum fee of $75,000 per Spoke)

OFFSHORE SPOKES                 2.5 basis points per Spoke
                                (minimum fee of $35,000 per Spoke)

The minimum fee per Hub and Spoke cluster (Hub with two Spokes, three classes of shares on each domestic Spoke) for the first year of the contract will be $75,000. The minimum fee per Hub and Spoke cluster in the second year of the contract will be $125,000. The minimum fee is payable by the Hub with respect to each Hub and Spoke cluster.

                                  FLAG INVESTORS FUNDS, INC.

                                  By:     /s/ Amy M. Olmert
                                         -------------------------------------
                                  Name:       Amy M. Olmert
                                  Title:      Assistant Secretary

                                  INVESTMENT COMPANY CAPITAL CORP.

                                  By:     /s/ Richard T. Hale
                                         -------------------------------------
                                  Name:       Richard T. Hale
                                  Title:      President


Flag Investors Funds, Inc.           Page 24

                                   SCHEDULE A

                             SERVICE LEVEL STANDARDS

     The percentages set forth herein relate to all Investment Companies for which the Company serves or in the future may serve as transfer agent, administrator, cash management procurement agent and/or distributor, and which are sponsored, advised, sub-advised or administered by Deutsche Fund Management, Inc., or any of its affiliates, and do not relate individually to any one specific Investment Company, except for service level standard numbers 2 and 4. All fee credits are to be aggregated where there are instances of not meeting objectives in respect of two or more different service level standards. A waiver, whether partial, total, or conditional, of any fee credits, or right to terminate this Agreement in a particular instance, does not constitute a waiver in any other instance.

     A monthly document evidencing the Company's performance with respect to the service levels set forth below will be delivered to the Investment Company by the Company, with a copy to Deutsche Fund Management, Inc., by the fifteenth business day of the following month, or as soon thereafter as is reasonably practicable. Such document shall be signed by a senior officer of the Company.

     For purposes of this Article, the term "business day" shall mean each day that the Investment Company is open for business as described in its prospectus. For calculation purposes, a week is considered to be the period beginning on Monday at 12:00 a.m., Eastern time, and concluding on the following Sunday at 11:59:59 p.m., Eastern time. When a month ends during the week, that entire week's performance will be applied to the previous month.


Flag Investors Funds, Inc.           Page 25

SERVICE LEVEL STANDARD 1:           MANUAL DATA ENTRY(BY THE COMPANY)

SERVICE DESCRIPTION
In some situations the Company will provide a manual data entry service to the Investment Company for establishing new investor accounts, or for making file corrections to existing account records, providing that information is presented in a clear, standard English format. The Investment Company places great importance on the accuracy of name, street address, city, state, zip code, and taxpayer identification number (the "Critical Data"), and all other information that the Company data enters to its shareholder accounting system. A monthly report will be prepared by the Company indicating the total number of manual data entry errors in comparison to the total number of manual data entries.

OBJECTIVE
The Company's objective is to establish new accounts with a Data Accuracy Rate (as defined below) of 100%, 98% of the time. The standard would apply if the manual data entry processing exceeded on average 50 items a day.

METHOD OF CALCULATION
The Company will calculate the Data Accuracy Rate for each calendar month by subtracting from 100% the result of dividing (1) the total account record error corrections with respect to the Critical Data received during the current month for data entry errors made during the preceding 90 calendar days, by (b) the total new accounts established by manual data entry during the preceding 90 calendar days (not including new accounts input in the current calendar month). The Data Accuracy Rate will be compared to the schedule below to determine the total percentage credit to total Transfer Agency fees(excluding out of pocket expenses) billed to all Investment Companies for the month. This credit information would also be passed to the Investment Company's Fund Accountant for allocation against fees to be paid hereunder.


FEE CREDITS              MANUAL DATA ENTRY ACCURACY RATE

Less Than                   98%       97%       96%       95%       94%

Credit to Transfer
Agency Fees                 1.0%      2.0%      3.0%      4.0%      5.0%
(excluding out of pocket expenses)


Flag Investors Funds, Inc.           Page 26

SERVICE LEVEL STANDARD 2:           ACCURACY AND TIMELINESS OF STATEMENTS

SERVICE DESCRIPTION
The Company will produce and mail periodic statements to all shareholders of the Investment Company who are legally required to receive statements. For offshore funds, "mailing" or "mailed" is defined as packaging and shipping the statements in bulk to the fund's principal office located offshore or to another offshore location designated by the fund. The Company will provide the Investment Company with a mailing report from its mailing operation which will indicate the date on which all shareholder statements were mailed. Year-end mailings are excluded from this standard.

OBJECTIVE
The Company's objective is to manage this service so that 99% of all statements are accurate and are mailed no later than five (5) business days (excluding weekend days) after statement rendition date.

METHOD OF CALCULATION
Failure to meet this objective will result in a credit to the total cost of the mailings, excluding postage, billed to the Investment Company affected by the delay for the period. Using the mailing report, the Company will add the number of days past the objective. That number would be compared to the schedule below to determine the total percentage credit to the cost of the mailings, excluding postage, billed to the Investment Company for that period.


FEE CREDITS
                                    BUSINESS DAYS PAST STATEMENT RENDITION DATE
                                    -------------------------------------------
                           6           7           8           9
                        but less    but less    but less    but less      10
                        than 7      than 8      than 9      than 10     or more
                        ------      ------      ------      -------     -------
Credit to the cost
of the mailing,           1%          2%           3%          4%          5%
excluding postage


Flag Investors Funds, Inc.           Page 27

SERVICE LEVEL STANDARD 3:           ACCURACY AND TIMELINESS OF DAILY ADVICES

SERVICE DESCRIPTION
The Company will produce and mail, deliver or distribute an advice to Investment Company shareholders ,who are legally required to receive advices, whenever a financial transaction is posted to the shareholder's account, except where suppressed pursuant to instructions received from the Investment Company. For offshore funds, "mailing" or "mailed" is defined as packaging and shipping the advices in bulk to the fund's principal office located offshore or to another offshore location designated by the fund. The Company will provide the Investment Company with a mailing report from its mailing operation which will indicate the date on which all advices were mailed from such operation.

OBJECTIVE
The Company's objective is to manage this service so that 99% of such advices are accurate and are mailed by the fifth business day following the date of transaction, except where suppressed pursuant to instructions received from the Investment Company.

METHOD OF CALCULATION
Should the Company fail to meet this objective, it would result in a credit to the total cost of the mailing excluding postage billed to the Investment Company for the month. The Company will calculate each week a weighted average percent of the total daily advices produced that are mailed or sent late. For purposes of such calculation the Company shall deem inaccurate advices to have been mailed on the sixth business day past transaction date, summing the products, and dividing the result by the total number of advices produced. This percentage will then be compared to the schedule below to determine the total percentage credit to the total cost of the mailing excluding postage billed to the Investment Company for that month. This credit information would also be passed to the Investment Company's Fund Accountant for allocation against fees to be paid hereunder.

FEE CREDITS

Weighted Avg.     Average Weekly Performance for Each Week Within the Month
OF Late Advices   Wk. 1     Wk. 2     Wk. 3      Wk. 4      Wk. 5
---------------   -----     -----     -----      -----      -----
1.01% to 2.00%    1.0%      1.5%      2.0%       2.5%       3.0%
2.01% to 3.00%    1.5%      2.0%      2.5%       3.0%       3.5%
3.01% to 4.00%    2.0%      2.5%      3.0%       3.5%       4.0%
4.01% or more     2.5%      3.0%      3.5%       4.0%       5.0%


Flag Investors Funds, Inc.           Page 28

SERVICE LEVEL STANDARD 4:           TIMELINESS OF DISTRIBUTION CHECKS AND
                                    DIVIDEND MAILINGS

SERVICE DESCRIPTION
Periodically, the Company will create and mail checks to certain Investment Company's shareholders. For offshore funds, "mailing" or "mailed" is defined as packaging and shipping the checks and dividend mailings in bulk to the fund's principal office located offshore or to another offshore location designated by the fund. The Company will provide the Investment Company with a mailing report from its mailing operation, indicating the date on which all dividend or distribution checks were mailed.

OBJECTIVE
The Company's objective is to manage this service so that 99% of all checks are mailed no more than five (5) business days from the payable date of the check.

METHOD OF CALCULATION
Should the Company fail to meet this objective, it would result in a credit to total cost of the mailing billed to the Investment Company affected by the delay. Using the mailing report, the Company will calculate an average number of business days past payable date for all late checks during the month for the Investment Company. This average shall be determined by multiplying each late advice by the number of business days pays payable date, summing those products, and dividing the result by the total number of late checks. That number will be compared to the schedule below to determine the percentage credit to the total cost of the mailing, excluding postage, billed to the Investment Company for the month. This fee credit information would also be passed to the Investment Company's Fund Accountant for allocation against the fees to be paid hereunder.

FEE CREDITS

                                            BUSINESS DAYS PAST DATE OF CHECK
                                   6           7           8
                                but less    but less    but less
                                than 7      than 8      than 9      10 or more
                                ------      ------      ------      ----------
Credit to the                   1.0%        2.5%        4.0%        5.0%
total cost of the mailing,
excluding postage


Flag Investors Funds, Inc.           Page 29

SERVICE LEVEL STANDARD 5:           TELEPHONE RESPONSIVENESS


SERVICE DESCRIPTION
The Company will provide a 12-hour telephone answering service for shareholders' agents or brokers and possibly shareholders of the Investment Company. Telephone transactions may include, without limitation, exchanges and redemptions, purchases where authorized, balance inquiries, N.A.V. and yield quotations, and others. The percentage of calls answered by service representatives to calls directed to the services representatives for the month represents the Company's service level.

OBJECTIVE
The Company's objective is to manage this service to a performance level of 98% calls answered to calls received, and for purposes of the calculation method below, shall omit any call terminated within 15 seconds.

METHOD OF CALCULATION
Using data from its Automated Call Distribution system ("ACD"), the Company will prepare a report for the Investment Company calculating the average telephone responsiveness for each week. Calls directed to the automated voice response system will not be included in the calculation. Such number will be compared to the schedule below to determine the total percentage credit to Transfer Agency fees, excluding out of pocket expenses, billed to the Investment Company for the month. This credit information would also be passed to the Investment Company's Fund Accountant for allocation against fees to be paid hereunder.

FEE CREDITS

% of Calls
Answered       Average Performance Level for Each Week Within the Period
Less Than         Wk. 1      Wk. 2      Wk. 3       Wk. 4      Wk. 5
---------         -----      -----      -----       -----      -----
98%               1.0%       1.5%       2.0%        2.5%       3.0%
97%               1.5%       2.0%       2.5%        3.0%       3.5%
96%               2.0%       2.5%       3.0%        3.5%       4.0%
95%               2.5%       3,0%       3.5%        4.0%       5.0%


Flag Investors Funds, Inc.           Page 30